                                                                   EXHIBIT 99.6


         Unaudited Pro Forma Condensed Combined Financial Information


        The unaudited pro forma condensed combined financial information gives effect to Premiere Technologies, Inc.'s ("Premiere" or the "Company") contemplated merger (the "Merger") with Xpedite Systems, Inc. ("Xpedite") as though such transaction occurred on January 1, 1994. The Company and Xpedite entered into a definitive merger agreement on November 13, 1997. Under the terms of the merger agreement, the Company will exchange its common shares for Xpedite's using an exchange ratio which values Xpedite's shares at $34 per share and the Company's shares at its average trading price for the 20 trading days preceding the date on which Xpedite stockholders vote on the Merger. Except in certain limited circumstances, the exchange ratio is subject to a maximum and minimum ratio of the number of Company's shares to be issued for each share of Xpedite's of 1.25 and .8675 per share, respectively. The pro forma unaudited combined financial information reflect this transaction assuming an exchange ratio of 1.25 shares of the Company's stock for each outstanding share of Xpedite.

        The unaudited pro forma condensed combined statement of operations also gives effect to the contemplated acquisition (the "XSL Acquisition") by Xpedite of Xpedite Systems Limited ("XSL"), its United Kingdom affiliate, as though such transaction occurred effective January 1, 1996. The unaudited pro forma condensed combined balance sheet also gives effect to the acquisition of XSL as though the transaction occurred September 30, 1997. These companies entered into a definitive agreement on August 8, 1997 under which Xpedite paid approximately $85.5 million in cash to acquire XSL. The XSL Acquisition will be accounted for under the purchase method of accounting. The historical financial statements of XSL are presented herein on a basis consistent with generally accepted accounting principles of the United States.

        In addition, the unaudited pro forma condensed combined financial information gives effect to the Company's acquisition of TeleT on September 18, 1996 as though the transaction occurred January 1, 1996. The Company exchanged 498,187 shares of its common stock and paid approximately $2.8 million in cash for TeleT. This acquisition has been accounted for under the purchase method of accounting.

        The number of pro forma weighted average common shares and common share equivalents used to compute pro forma net income per share reflects the aggregate of the weighted average outstanding shares or owners' interests in Xpedite, adjusted to equivalent shares of the Company for all periods presented.

        Certain balance sheet and income statement amounts in the pro forma financial information of Xpedite have been reclassified to conform with the unaudited pro forma combined financial information presentation and disclosure practices of Premiere.

        The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisitions of Xpedite and XSL occurred at the beginning of the periods presented nor is it indicative of future financial position or results of operations. The unaudited pro forma combined financial information is based on the respective historical financial statements for Premiere, TeleT, Xpedite and XSL and should be read in conjunction with the respective historical financial statements incorporated by reference herein.

                 PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
                  PRO FORMA CONDENSED COMBINED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1997
                                   UNAUDITED
                                (In thousands)

                                                                             XPEDITE
                                                        -----------------------------------------------    PRO FORMA
                                                                               PRO FORMA                  ADJUSTMENTS   PRO FORMA
                                                            HISTORICAL        ADJUSTMENTS    PRO FORMA     PREMIERE/    PREMIERE/
                                           HISTORICAL   -------------------       XSL           XSL         XPEDITE      XPEDITE
                                            PREMIERE     XPEDITE      XSL     ACQUISITION   ACQUISITION     MERGER       MERGER
                                           ----------   --------   --------   -----------   -----------   -----------   ---------
Assets:
Current Assets:
  Cash, cash equivalents
    and investments......................  $183,838     $ 3,857    $   191     $     -      $  4,048        $     -      $187,886
  Accounts receivable....................    14,142      29,711      8,635        (622)E      37,724                       51,866
  Deferred taxes, net....................    14,146       1,904          -           -         1,904              -        16,050
  Prepaid expenses and other                                                         -
    current assets.......................     9,053       3,715          -           -         3,715              -        12,768
                                           --------     -------    -------     -------      --------        -------      --------
  Total current assets...................   221,179      39,187      8,826        (622)       47,391              -       268,570
                                           --------     -------    -------     -------      --------        -------      --------
Property and equipment, net..............    49,121      22,838      4,690           -        27,528          2,536 C      79,185

Deferred taxes, net......................     7,535       1,880          -           -         1,880              -         9,415
Strategic alliance contract
  intangible, net........................    28,898           -          -                         -              -        28,898
Goodwill.................................    17,488       9,686     11,139      66,133 F      86,958              -       104,446
Other assets.............................    26,674      20,326          -       3,000 H      23,845         (2,536)C      47,983
                                                                                  (981)I
                                                                                 1,500 J
                                           --------     -------    -------     -------      --------        -------      --------
Total Assets:............................  $350,895     $93,917    $24,655     $69,030      $187,602        $     -      $538,497
                                           ========     =======    =======     =======      ========        =======      ========

Liabilities and Shareholders' Equity:
Current liabilities:
  Current portion of long term debt......  $  7,157     $ 6,554    $     -     $(6,050)K    $    504        $     -      $  7,661
  Accounts payable & accrued expenses....    49,252      25,835      8,610        (622)E      32,571              -        81,823
                                                                                (1,252)K
  Accrued restructuring and other
    special charges......................    33,855           -          -           -             -         34,000 D      67,855
                                           --------     -------    -------     -------       -------        -------      --------
  Total current liabilities..............    90,264      32,389      8,610      (7,924)       33,075         34,000       157,339
                                           --------     -------    -------     -------       -------        -------      --------
Long term Liabilities:
  Long term debt.........................     5,587      22,822      1,002     (22,500)K     115,872                      121,459
                                                                                (1,002)K
                                                                               115,550 J
  Convertible subordinated notes, net....   167,107           -          -           -             -              -       167,107
  Deferred taxes, net....................         -       3,591          -         930 L       4,521              -         4,521
  Other accrued liabilities..............     9,777         783      9,518      (9,518)K         783              -        10,560
                                           --------     -------    -------     -------       -------        -------      --------
  Total long-term liabilities............   182,471      27,196     10,520      83,460       121,176              -       303,647
                                           --------     -------    -------     -------       -------        -------      --------

Shareholders' Equity:
  Common stock...........................       323          91        501        (501)M          91             23 A         437
  Preferred stock........................         -           -      8,108      (8,108)K           -              -             -
  Additional paid in capital.............   161,007      65,672          -           -        65,672           (239)A     226,440
  Treasury stock.........................         -        (216)         -           -          (216)           216 A           -
  Cumulative translation adjustment......        52      (1,321)         -           -        (1,321)             -        (1,269)
  Accumulated deficit....................   (83,222)    (29,894)    (3,084)      3,084 M     (30,875)       (34,000)D    (148,097)
                                                                                  (981)I
                                           --------     -------    -------     -------       -------        -------      --------
Total equity.............................    78,160      34,332      5,525      (6,506)       33,351        (34,000)       77,511
                                           --------     -------    -------     -------       -------        -------      --------
Total liabilities and
  shareholders' equity...................  $350,895     $93,917    $24,655     $69,030      $187,602        $     -      $538,497
                                           ========     =======    =======     =======      ========        =======      ========

            See Notes to Unaudited Pro Forma Condensed Combined
                             Financial Statements.

                 PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                   UNAUDITED
                    (In thousands except per share amounts)

                                                                              XPEDITE
                                                        ------------------------------------------------   PRO FORMA
                                                                               PRO FORMA                  ADJUSTMENTS PRO FORMA
                                                             HISTORICAL       ADJUSTMENTS    PRO FORMA     PREMIERE/  PREMIERE/
                                             HISTORICAL --------------------      XSL           XSL         XPEDITE    XPEDITE
                                              PREMIERE   XPEDITE       XSL    ACQUISITION   ACQUISITION     MERGER     MERGER
                                             ---------  ----------  --------  -----------   -----------  -----------  ---------
Revenues...................................  $167,364    $122,383   $24,237     $(1,188)N    $143,934     $      -     $311,298
                                                                                 (1,498)O
Cost of services...........................    45,020      58,773     9,697      (1,188)N      65,819      (14,442)C     96,397
                                                                                 (1,463)O
                                             --------    --------   -------     -------      --------      -------     --------
Gross margin...............................   122,344      63,610    14,540         (35)       78,115       14,442      214,901
Operating expenses:                          --------    --------   -------     -------      --------      -------     --------
  Selling, general and administrative......    78,367      38,449     3,096           -        41,545       13,774 C    133,686
  Depreciation and amortization............    12,822       7,390     1,789         281 P       9,825          668 C     23,315
                                                                                    382 Q
                                                                                    161 S
                                                                                   (178)R
  Restructuring and other special charges..    73,597           -         -           -             -            -       73,597
  Accrued settlement costs.................     1,500           -         -           -             -            -        1,500
                                             --------    --------   -------     -------      --------      -------     --------
  Total operating expenses.................   166,286      45,839     4,885         646        51,370       14,442      232,098
                                             --------    --------   -------     -------      --------      -------     --------
Operating income (loss)....................   (43,942)     17,771     9,655        (681)       26,745            -      (17,197)
Other income (expense):
  Interest, net............................       (61)     (1,839)     (265)      2,447 S      (7,023)           -       (7,084)
                                                                                 (7,366)R
  Other, net...............................       186          56         -           -            56            -          242
                                             --------    --------   -------     -------      --------      -------     --------
Net income (loss) before income taxes......   (43,817)     15,988     9,390      (5,600)       19,778            -      (24,039)
Provision (benefit) for income taxes.......    (9,273)      6,393     3,169      (1,863)T       7,699                    (1,574)
                                             --------    --------   -------     -------      --------      -------     --------
Net income (loss)..........................  $(34,544)   $  9,595   $ 6,221     $(3,737)     $ 12,079      $     -     $(22,465)
                                             ========    ========   =======     =======      ========      =======     ========
Net income (loss)  attributable to common
  shareholders for primary net income (loss)
  per share................................  $(34,544)   $  9,595                            $ 12,079                  $(22,465)
                                             ========    ========                            ========      =======     ========
Net income (loss)  attributable to common
  shareholders for primary net income (loss) per
  share....................................  $  (1.10)(1)$   1.03                            $   1.29                  $  (0.52)(1)
                                             ========    ========                            ========      =======     ========
Shares used in computing net income (loss)
  per common and common equivalent shares
  for primary..............................    31,518       9,359                               9,359        1,977 B      42,854
                                             ========    ========                            ========      =======     =========
____________
(1) For the nine months ended September 30, 1997, net income (loss)per share was not calculated under the modified treasury stock method as the results were antidilutive. Accordingly, basic net income (loss) per share was used for the nine months ended September 30, 1997.

             See Notes to Unaudited Pro Forma Condensed Combined
                             Financial Statements.

                 PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                   UNAUDITED
                    (In thousands except per share amounts)

                                                                     PREMIERE                             XPEDITE
                                                --------------------------------------------------  ----------------------
                                                    (1)            (2)       PRO FORMA                   HISTORICAL
                                                HISTORICAL     HISTORICAL   ADJUSTMENTS   PRO FORMA ----------------------
                                                 PREMIERE        TELET        TELET       PREMIERE   XPEDITE        XSL
                                                ----------     ----------   -----------   --------  ----------   ---------

Revenues......................................   $197,474        $  251     $      -     $197,725    $129,847    $25,599

Cost of services..............................     55,601             -            -       55,601      59,977     14,081
                                                 --------        ------     --------     --------    --------    -------
Gross margin..................................    141,873           251            -      142,124      69,870     11,518
                                                 --------        ------     --------     --------    --------    -------
Operating expenses:
  Selling, general and administrative.........    108,544           885                   109,429      41,797      3,374
  Depreciation and amortization...............     14,184             -           54 U     14,238       7,620      2,043


  Write off of in-process research
    and development costs.....................     11,030             -      (11,030)V          -           -          -
  Accrued settlement costs....................      1,250             -            -        1,250           -          -
                                                 --------        ------     --------     --------    --------    -------
  Total operating expenses....................    135,008           885      (10,976)     124,917      49,417      5,417
                                                 --------        ------     --------     --------    --------    -------
Operating income (loss).......................      6,865          (634)      10,976       17,207      20,453      6,101
Other income (expense):
  Interest, net...............................     (1,690)            -         (112)W     (1,802)     (3,155)      (696)

  Other, net..................................       (286)          (13)           -         (299)        254          -
                                                 --------        ------     --------     --------    --------    -------
Net income (loss) before income taxes.........      4,889          (647)      10,864       15,106      17,552      5,405
Provision (benefit) for income taxes..........      1,372          (252)       4,236 X      5,356       7,119      1,401
                                                 --------        ------     --------     --------    --------    -------
Net income (loss).............................   $  3,517        $ (395)    $  6,628     $  9,750    $ 10,433    $ 4,004
                                                 ========        ======     ========     ========    ========    =======
Net income attributable
  to common shareholders for primary
  net income per share........................   $  3,488 (3)                            $  9,721    $ 10,433
                                                 ========                                ========    ========
Net income attributable
  to common shareholders for primary
  net income per share........................   $   0.12 (5)                            $   0.33 (5)$   1.20
                                                 ========                                ========    ========
Shares used in computing net income
  per common and common equivalent
  shares for primary..........................     29,213                        498 Y     29,711       8,716
                                                 ========                   ========     ========    ========

                                                  ------------------------------
                                                    PRO FORMA                        PRO FORMA
                                                   ADJUSTMENTS        PRO FORMA     ADJUSTMENTS          PRO FORMA
                                                       XSL               XSL      PREMIERE/XPEDITE    PREMIERE/XPEDITE
                                                   ACQUISITION       ACQUISITION       MERGER              MERGER
                                                  ------------      ------------  ---------------     ----------------

Revenues......................................    $ (2,012)N         $150,783         $      -            $348,508
                                                    (2,651)O
Cost of services..............................      (2,012)N           69,940          (17,946)C           107,595
                                                    (2,106)O
                                                  --------           --------         --------            --------
Gross margin..................................        (545)            80,843           17,946             240,913
                                                  --------           --------         --------            --------
Operating expenses:
  Selling, general and administrative.........           -             45,171           17,128 C           171,728
  Depreciation and amortization...............         375 P           10,656              818 C            25,712
                                                       638 Q
                                                       214 S
                                                      (234)R
  Write off of in-process research
    and development costs.....................           -                  -                -                  -
  Accrued settlement costs....................           -                  -                -               1,250
                                                  --------           --------         --------            --------
  Total operating expenses....................         993             55,827           17,946             198,690
                                                  --------           --------         --------            --------
Operating income (loss).......................      (1,538)            25,016                -              42,223
Other income (expense):
  Interest, net...............................       4,377 S           (9,296)               -             (11,098)
                                                    (9,822)R
  Other, net..................................           -                254                -                 (45)
                                                  --------           --------         --------            --------
Net income (loss) before income taxes.........      (6,983)            15,974                -              31,080
Provision (benefit) for income taxes..........      (2,217)T            6,303                -              11,659
                                                  --------           --------         --------            --------
Net income (loss).............................    $ (4,766)          $  9,671         $      -            $ 19,421
                                                  ========           ========         ========            ========
Net income attributable
  to common shareholders for primary
  net income per share........................                       $  9,671                             $ 19,392 (4)
                                                                     ========                             ========
Net income attributable
  to common shareholders for primary
  net income per share.........................                      $   1.11                             $   0.50 (6)
                                                                     ========                             ========
Shares used in computing net income
  per common and common equivalent
  shares for primary..........................                          8,716              579 B            39,006
                                                                     ========         ========            ========

-----------------
(1)  Excludes effect of extraordinary loss of $59, net of tax effect.
(2) Derived from the historical statements of operations of the Company and Connect, Inc. (incorporated by reference herein), Leitess Information Solutions LLC and Planet Communications LLC (collectively, "TeleT Communications LLC").
(3) Amount includes preferred dividends of $29 assumed under the modified treasury stock method.
(4)  Amount includes preferred dividends of $29.
(5) Fully diluted net income per share is antidilutive. Accordingly, fully diluted net income per share is not presented.
(6) Net income per share was not calculated under the modified treasury stock method as the results were antidilutive. Accordingly, basic net income per share was used.

             See Notes to Unaudited Pro Forma Condensed Combined
                             Financial Statements.

                 PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                                   UNAUDITED
                    (In thousands except per share amounts)

                                                                                           PRO FORMA
                                                                                          ADJUSTMENTS         PRO FORMA
                                                          HISTORICAL      HISTORICAL    PREMIERE/XPEDITE   PREMIERE/XPEDITE
                                                           PREMIERE        XPEDITE           MERGER            MERGER
                                                          ----------      ----------    ----------------   ----------------
Revenues.................................................. $147,543        $ 55,684          $     -          $203,227

Cost of services..........................................   43,868          21,602           (6,192)C          59,278
                                                           --------        --------          -------          --------
Gross margin..............................................  103,675          34,082            6,192           143,949
                                                           --------        --------          -------          --------
Operating expenses:
  Selling, general and administrative.....................   83,719          22,437            5,854 C         112,010
  Depreciation and amortization...........................   10,453           2,724              338 C          13,515
  Write off of in-process research and development costs..        -          53,000                -            53,000
  Accrued settlement costs................................    2,500               -                -             2,500
                                                           --------        --------          -------          --------
  Total operating expenses................................   96,672          78,161            6,192           181,025
                                                           --------        --------          -------          --------
Operating income (loss)...................................    7,003         (44,079)               -           (37,076)
Other income (expense):
  Interest, net...........................................   (4,323)            234                -            (4,089)
  Other, net..............................................    1,506              23                -             1,529
                                                           --------        --------          -------          --------
Net income (loss) before income taxes.....................    4,186         (43,822)               -           (39,636)
Provision for income taxes................................       15           2,740                -             2,755
                                                           --------        --------          -------          --------
Net income (loss)......................................... $  4,171        $(46,562)         $     -          $(42,391)
                                                           ========        ========          =======          ========
Net income (loss) attributable to common
  shareholders for primary net income per share........... $  4,222 (1)    $(46,562)                          $(42,699)(3)
                                                           ========        ========                           ========
Net income (loss) attributable to common
  shareholders for fully diluted net income per share..... $  4,541 (2)    $      -                           $      - (4)
                                                           ========        ========                           ========
Net income (loss) per common and common equivalent shares
  for primary shares...................................... $   0.15        $  (6.67)                          $  (1.37)(4)
                                                           ========        ========                           ========
Net income (loss) per common and common equivalent shares
  for fully diluted shares...............................  $   0.14        $      -                           $      - (4)
                                                           ========        ========                           ========
Shares used in computing net income (loss) per common and
 common equivalent shares for primary....................    28,718           6,982            4,087 B          31,204
                                                           ========        ========          =======          ========
Shares used in computing net income (loss) per common and
 common equivalent shares for fully diluted................  31,814               -                                  - (4)
                                                           ========        ========                           ========
--------------------
(1)  Amount includes preferred dividends of $308 and net interest expense reduction of $359 under the modified treasury stock method.
(2)  Amount includes interest expense reduction of $370 under the modified treasury stock method.
(3)  Amount includes preferred dividends of $308.
(4)  Net income (loss) per share was not calculated under the modified treasury stock method as the results were antidilutive.
     Accordingly, basic net income (loss) per share was used.

                             See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                 PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1994
                                   UNAUDITED
                    (In thousands except per share amounts)

                                                                                                  PRO FORMA
                                                                   (2)                           ADJUSTMENTS        PRO FORMA
                                                                HISTORICAL      HISTORICAL    PREMIERE/XPEDITE   PREMIERE/XPEDITE
                                                                 PREMIERE        XPEDITE           MERGER            MERGER
                                                                ----------      ----------    ----------------   ----------------

Revenues......................................................  $119,136         $41,429           $     -          $160,565

Cost of services..............................................    33,907          16,992            (4,607)C          46,292
                                                                --------         -------           -------          --------
Gross margin..................................................    85,229          24,437             4,607           114,273
                                                                --------         -------           -------          --------
Operating expenses:
  Selling, general and administrative.........................    82,208          16,761             4,365 C         103,334
  Depreciation and amortization...............................     9,598           1,432               242 C          11,272
  Restructuring and other special charges.....................     6,655               -                 -             6,655
                                                                --------         -------           -------          --------
  Total operating expenses....................................    98,461          18,193             4,607           121,261
                                                                --------         -------           -------          --------
Operating income (loss).......................................   (13,232)          6,244                 -            (6,988)
Other income (expense):
  Interest, net...............................................    (4,386)            434                 -            (3,952)
  Other, net..................................................       245               -                 -               245
                                                                --------         -------           -------          --------
Net income (loss) before income taxes.........................   (17,373)          6,678                 -           (10,695)
Provision (benefit) for income taxes..........................      (909)          1,950                 -             1,041
                                                                --------         -------           -------          --------
Net income (loss).............................................  $(16,464)          4,728                 -           (11,736)
                                                                ========         =======           =======          ========
Net income (loss) attributable to common
  shareholders for primary net income (loss) per share........  $(16,784)(1)      $4,728                            $(12,056)(1)
                                                                ========         =======                            ========

Net income (loss) attributable to common
  shareholders for primary net income (loss) per share........  $  (1.25)(3)      $  .71                            $  (0.49)(3)
                                                                ========         =======                            ========
Shares used in computing net income (loss)
  per common and common equivalent shares for primary.........    13,468           6,600             4,736 B          24,804
                                                                ========         =======           =======          ========

------------
(1) Amount includes preferred dividends of $320.
(2) Excludes effect of extraordinary gain of $(945), net of tax effect.
(3) For the year ended December 31, 1994, net income (loss) per share was not calculated under the modified treasury stock method as the results were antidilutive. Accordingly, basic net income (loss) per share was used for the year ended December 31, 1994.

             See Notes to Unaudited Pro Forma Condensed Combined
                             Financial Statments.

                 PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                             FINANCIAL STATEMENTS



Pro Forma Adjustments - The Merger

Pro Forma Adjustments have been made to:

(A) Reflect the issuance of shares of Premiere common stock in exchange for all of the outstanding Xpedite common stock.

(B) Give effect to additional shares of Premiere common stock issued to Xpedite stockholders in connection with the Merger as though such shares were issued January 1, 1994.

(C)  Conform Xpedite to accounting policies followed by Premiere.

(D) Reflect transaction expected and restructuring and related costs (including severance costs, charges for asset impairment and closing certain facilities) expected to be incurred in connection with the Premiere/Xpedite merger. Such costs, which will be incurred by both Premiere and Xpedite, are reflected as an increase in accumulated deficit and accrued liabilities net of income tax effects. The amount reflects a current estimate based on available information and may vary from the amounts ultimately incurred.

Pro Forma Adjustments - XSL Acquisition.

  A preliminary allocation of the purchase price of XSL is presented in the pro forma condensed combined financial statements. A final allocation of the purchase price to the XSL assets acquired and liabilties assumed is dependent upon certain valuations and studies which will be performed at a future date. While management believes that consideration in excess of the historical book value of XSL's assets and liabilities will be primarily comprised of goodwill, such amount may be allocated to certain research and development projects and other intangible assets. To the extent a portion of the purchase price is allocated to research and development projects for which technological feasibility has not been established, a charge, which may be material to the combined operations of Premiere and Xpedite, will be recorded in a period subsequent to the merger of these companies. Pro forma adjustments necessary to reflect the XSL Acquisition as though such transaction occurred effective January 1, 1996 have been made to:

(E)  To eliminate amounts due from XSL to Xpedite.
(F)  To record costs in excess of fair value of net assets of XSL.
(G) To record payment of $85.5 million cash consideration paid at closing of the XSL Acquisition and related fees.
(H)  To record the estimated fair value of XSL customer list.
(I)  To eliminate debt issue costs on existing Xpedite debt.
(J) To record acquisition financing, refinancing of Xpedite's existing credit facility and related debt issuance costs.
(K) To record refinancing of Xpedite's existing credit facility and the elimination of existing XSL debt, preferred stock and related accrued dividends which were not assumed.
(L) To record a deferred tax liability related to the difference in basis in tax and financial reporting purposes for customer lists acquired from XSL.
(M) To record the elimination of the existing common shareholders stock and retained earnings of XSL as a result of the acquisition of XSL by Xpedite which is accounted for under the purchase method of accounting.
(N) To eliminate telecommunications costs incurred by Xpedite and XSL delivered on behalf of each.
(O) To eliminate system sales from the Xpedite to XSL and royalty revenue from Xpedite charged to XSL.
(P) To record amortization related to the estimated fair value of the customer list of XSL assuming an eight year useful life.
(Q) To record amortization of costs in excess of fair value of net assets acquired of XSL assuming a 40 year useful life.
(R) To record interest and amortization of debt issuance costs related to the acquistion financing and the refinancing of Xpedite's existing credit facility.
(S) To eliminate historical interest expense and related amortization of debt costs on existing Xpedite and XSL debt to be refinanced in connection with the XSL Acquisition. The pro forma condensed combined statements of operations do not include an extraordinary charge of approximately $1.0 million related to unamortized debt issue costs which will be written off upon the repayment of existing indebtedness.
(T)  To record the tax effect on all adjustments.


Pro Forma Statement of Income Adjustments - TeleT

  Pro forma adjustments necessary to reflect the purchase of TeleT as though such transaction occurred effective January 1, 1996 have been made to:

(U) Reflect additional depreciation and amortization expense associated with the increase in the basis of the acquired assets to fair market value at the date of acquisition.

(V)  Reverse the nonrecurring charge for in process research and development.

(W) Reflect reduction in interest income resulting from cash paid in acquisition.

(X)  Reflect income tax effect of pro forma adjustments.

(Y) Give effect to additional shares issued in connection with the acquisition as though such shares were issued January 1, 1996.